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Exhibit 10.2

EIGHTH LOAN MODIFICATION AGREEMENT—EXIM

        This Eighth Loan Modification Agreement—Exim (this "Loan Modification Agreement') is entered into on January 12, 2007, and made effective as of September 13, 2006, by and among (i) SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 ("Bank") and (ii) ASPEN TECHNOLOGY, MC., a Delaware corporation with offices at Ten Canal Park, Cambridge, Massachusetts 02141 for itself and as successor by merger with ASPENTECH, INC., a Texas corporation with offices at Ten Canal Park, Cambridge, Massachusetts 02141 ("Borrower")

1.
DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.    Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of January 30, 2003, evidenced by, among other documents, a certain Export-Import Bank Loan and Security Agreement dated as of January 30, 2003 between Borrower and Bank, as amended from time to time (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.
DESCRIPTION OF COLLATERAL.    Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

        Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.
DESCRIPTION OF CHANGE IN TERMS.

    Modification to Loan Agreement.

    (a)
    The Loan Agreement shall be amended by deleting the following text appearing in Section 13.1 of the Loan Agreement:

      "Exim Maturity Date" is January 15, 2007."

      and inserting in lieu thereof the following:

      "Exim Maturity Date" is April 16, 2007."

4.
FEES.    Borrower shall pay to Bank a modification fee of $16,200.00, which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.
RATIFICATION OF NEGATIVE PLEDGE.    Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreements each dated as of January 30, 2003 between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

6.
CONSISTENT CHANGES.    The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.
RATIFICATION OF LOAN DOCUMENTS.    Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.
NO DEFENSES OF BORROWER.    Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.
CONTINUING VALIDITY.    Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.

10.
COUNTERSIGNATURE.    This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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        This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:
ASPEN TECHNOLOGY, INC.
By:	/s/ LEO S. VANNONI
Name:	Leo S. Vannoni
Title:	Treasurer
BANK:
SILICON VALLEY BANK
By:	/s/ MICHAEL J. FELL
Name:	Michael J. Fell
Title:	Relationship Manager

        The undersigned, ASPENTECH SECURITIES CORP., a Massachusetts corporation, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unlimited Guaranty dated January 30, 2003 (the "Guaranty") and a certain Security Agreement dated as of January 30, 2003 (the "Security Agreement") and acknowledges, confirms and agrees that the Guaranty and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

ASPENTECH SECURITIES CORP.
By:	/s/ LEO S. VANNONI
Name:	Leo S. Vannoni
Title:	Treasurer

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EIGHTH LOAN MODIFICATION AGREEMENT—EXIM